Exhibit 99.1

FOR IMMEDIATE RELEASE	NR06-29

DYNEGY’S LEADERSHIP DISCUSSES ACCOMPLISHMENTS AND NEXT

PHASE OF DEVELOPMENT AT 2006 ANNUAL SHAREHOLDERS MEETING

HOUSTON (May 17, 2006) – At today’s annual shareholders meeting, members of the Executive Management Team of Dynegy Inc. (NYSE: DYN) reviewed the accomplishments and milestones of the past year and discussed the next phase of the company’s development, which is focused on the growth of its power generation business.

Chairman and Chief Executive Officer Bruce A. Williamson reviewed significant company accomplishments of the past 12 months, including the sale of the company’s Midstream natural gas liquids business for $2.4 billion, which positioned Dynegy well in terms of significant cash on hand and as a pure power generation company. Executive Vice President and Chief Financial Officer Holli C. Nichols discussed liability management plan activities, which have resulted in the $1.5 billion reduction of debt and tolling obligations since year-end 2005. In addition, President and Chief Operating Officer Stephen A. Furbacher provided an operational overview, including the company’s options for marketing its production in the Midwest in 2007.

“As a result of the sale of the company’s Midstream business and strong progress in our comprehensive liability management plan, our next phase of development is centered on the growth of our power generation business,” said Williamson. “In the course of identifying and implementing growth opportunities, we will continue to operate our power generation assets in a safe, reliable and cost-efficient manner, while pursuing a straightforward commercial strategy that, to a large extent, emphasizes the sale of electricity close to the time it is actually produced.”

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DYNEGY’S LEADERSHIP DISCUSSES ACCOMPLISHMENTS AND NEXT

PHASE OF DEVELOPMENT AT 2006 ANNUAL SHAREHOLDERS MEETING

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The company also announced the results of four proposals voted on by shareholders at the meeting:

Proposal 1: Election of Directors

Shareholders approved the election of 10 directors – including eight Class A common stock directors and two Class B common stock directors – to serve until next year’s annual shareholders meeting.

The shareholder action recognized the retirement of four Dynegy Class A common stock directors – Charles E. Bayless, Linda Walker Bynoe, Barry J.Galt and Joe J. Stewart – and the election of a new Class A common stock director, Victor E. Grijalva.

Grijalva, 67, has served as a director of Hanover Compressor Company since 2002 and served as Chairman of Hanover’s Board of Directors from 2002 to 2005. In addition, he is the retired Vice Chairman of Schlumberger Limited and the retired Chairman of Transocean, Inc., where he continues to serve as a director.

“We thank Charlie, Linda, Barry and Joe for their committed leadership during the company’s previous restructuring era, and wish them the best in their future endeavors,” Williamson added. “In addition, we welcome Victor’s insight and perspectives gained from his years of experience in the energy industry. His expertise complements the strengths of our Board of Directors, and will prove invaluable as we focus on our strategic growth.”

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DYNEGY’S LEADERSHIP DISCUSSES ACCOMPLISHMENTS AND NEXT PHASE OF DEVELOPMENT AT 2006 ANNUAL SHAREHOLDERS MEETING

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Proposal 2: Removal of Provision Specifying Number of Directors

Management’s proposal relating to the removal of a provision specifying the number of directors failed to pass. This proposal would have resulted in a smaller Board of Directors to reflect the company’s single line of business model. In light of the proposal failing to pass, the size of Dynegy’s Board of Directors will be initially set at 12. With the retirement of Messrs. Bayless, Galt and Stewart and Ms. Bynoe, there will be two vacancies on the board and a search for qualified candidates to fill these vacancies will be carried out in due course.

Proposal 3: Elimination of Unnecessary and Outdated Provisions

Management’s proposal relating to an amendment and restatement of the company’s Articles of Incorporation passed. This specifically related to provisions that describe certain geographic restrictions on Dynegy’s business that are no longer operative and other unnecessary and outdated provisions.

Proposal 4: Ratification of Independent Registered Public Accountants

In addition, shareholders approved a management proposal concerning the ratification of PricewaterhouseCoopers LLP as Dynegy’s independent auditors for 2006.

For more information on the proposals considered at the meeting, refer to the company’s Proxy Statement, which can be downloaded from the “News & Financials” section of the company’s web site. In addition, both the audio web cast of the meeting and presentation slides will be available on www.dynegy.com through Aug. 8, 2006.

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NR06-29

DYNEGY’S LEADERSHIP DISCUSSES ACCOMPLISHMENTS AND NEXT PHASE OF DEVELOPMENT AT 2006 ANNUAL SHAREHOLDERS MEETING

3-3-3-3-3

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas. DYNC

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning the progress of our liability management plan, identifying growth opportunities and pursuing a commercial strategy emphasizing the sale of electricity close to the time it is actually produced. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include: the ability to execute our liability management plans; the availability, ability to consummate, and effects of growth opportunities for Dynegy’s power generation business; and the ability to accomplish our commercial strategies as identified. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005, as amended, its Quarterly Report on Form 10-Q for the period ended March 31, 2006 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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